Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Third Quarter 2011 Results

Westlake, OH (November 7, 2011):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the three and nine months ended September 30, 2011.

At September 30, 2011, TA’s business included 235 sites, 167 of which were operated under the “TravelCenters of America” or “TA” brand names and 68 of which were operated under the “Petro” brand name.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share, per gallon and percentage amounts)

Revenues	$2,087,285	$1,513,110	$5,964,356	$4,401,220
Net income (loss)	$20,658	$4,466	$25,586	$(35,577)

Net income (loss) per share:
Basic and diluted	$0.74	$0.26	$1.13	$(2.06)

Supplemental Data:
Total fuel sales volume (gallons)	543,959	518,922	1,574,394	1,529,695
Total fuel revenues	$1,734,621	$1,192,949	$4,989,927	$3,512,206
Fuel gross margin	$81,322	$74,642	$227,984	$199,587
Total fuel gross margin per gallon	$0.150	$0.144	$0.145	$0.130

Total nonfuel revenues	$348,790	$316,639	$963,676	$878,821
Nonfuel gross margin	$196,010	$182,119	$548,328	$508,542
Nonfuel gross margin percentage	56.2%	57.5%	56.9%	57.9%

EBITDAR	$83,069	$79,785	$210,530	$188,759

A calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income (loss) determined according to U.S. generally accepted accounting principles, or GAAP, appears later in this press release.

Business Commentary

TA’s net income of $20.7 million for the third quarter of 2011 reflected an increase of $16.2 million as compared to the 2010 third quarter.  Net income increased primarily due to increases in fuel and nonfuel sales and margin levels, and from a reduction in rent and interest expenses as a result of the January 2011 lease amendment with Hospitality Properties Trust, or HPT.  TA’s results also reflected improvement in EBITDAR, which increased by $3.3 million in the 2011 third quarter over the 2010 third quarter.  TA’s fuel sales volume and fuel gross margin per gallon increased by 4.8% and 4.2%, respectively, in the 2011 third quarter as compared to the 2010 third quarter, resulting in total fuel gross margin that was $6.7 million higher in the 2011 third quarter than the 2010 third quarter.  Nonfuel sales for the 2011 third quarter increased 10.2% over the 2010 third quarter largely due to increased customer spending in TA’s travel centers.

The following table presents the quarterly changes in fuel sales volumes on a percentage basis compared to the same quarter of the prior year.

Change in Total Fuel Sales Volume (1)	2011 compared to 2010	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	-0.5%	8.9%	-17.3%	22.7%
Second quarter ended June 30	4.3%	6.4%	-9.7%	0.2%
Third quarter ended September 30	4.8%	4.8%	-2.5%	-19.0%
Fourth quarter ended December 31		1.6%	3.3%	-15.4%
Full year		5.3%	-7.0%	-4.7%

(1)       Includes volumes sold by TA’s predecessor prior to January 31, 2007, and excludes volumes sold at Petro sites prior to the May 30, 2007 acquisition by TA.

Capital Expenditures, Working Capital and Other Matters

TA’s business of operating high sales volume travel centers open 24 hours every day requires that TA make regular capital investments in its existing travel centers to maintain or increase their competitive attractiveness to TA’s customers.  During the nine months ended September 30, 2011, TA spent $104.9 million on capital expenditures and acquisitions of new locations, $35.1 million of which was incurred during the third quarter.  During the nine months ended September 30, 2011, pursuant to the terms of its leases, TA sold to HPT certain improvements that TA previously made to the properties that it leases from HPT for $45.6 million, $9.7 million of which was incurred during the third quarter.  These sales resulted in an increase in annual rent of approximately $3.9 million, as provided under the leases.

During the nine months ended September 30, 2011, changes in market conditions, principally the changes in the market prices of petroleum products, caused TA to make significant investments in working capital.  Inventory at September 30, 2011, was $16.8 million higher than at December 31, 2010, due to increases in fuel prices, nonfuel wholesale purchase prices and the increased amounts of inventories required to respond to increased sales levels.  Accounts receivable and accounts payable both also increased as a result of higher fuel prices and sales levels.

During the nine months ended September 30, 2011, TA entered into four new franchise agreements with operators of travel centers, including one in Alabama and one in Virginia during the third quarter.  TA currently expects that these two franchisee owned and operated sites will begin to operate under the Petro Stopping Centers and TA brands during December 2011.

As previously announced, TA entered an amended and restated revolving credit facility with a group of commercial banks in October 2011.  Under the new credit facility $200 million may be borrowed, repaid and reborrowed until its maturity date in 2016.  The new credit facility replaced TA’s prior $100 million revolving credit facility, which had a maturity date in 2012.

Conference Call:

On November 7, 2011, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the periods ended September 30, 2011.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (877) 777-1967.  Participants calling from outside the United States and Canada should dial (612) 332-0637.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 218260.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call. The recording and retransmission in any way of TA’s third quarter 2011 conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE IMPROVEMENT IN TA’S NET INCOME WAS PRIMARILY DUE TO  INCREASES IN FUEL AND NONFUEL SALES AND MARGIN LEVELS,  AS WELL AS RENT AND INTEREST REDUCTIONS WHICH HAVE BEEN AGREED BETWEEN TA AND HPT.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE.  IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT THE PROFITABILITY OF TA’S FUTURE OPERATIONS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL, SUCH AS THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS.  TA HAS ACCUMULATED SIGNIFICANT NET LOSSES SINCE IT BECAME A SEPARATE PUBLICLY OWNED COMPANY IN 2007. THERE IS NO ASSURANCE THAT TA WILL BE ABLE TO PRODUCE FUTURE NET INCOME;

•                  THIS PRESS RELEASE STATES THAT TA HAS RECENTLY EXPERIENCED A POSITIVE TREND IN FUEL AND NONFUEL SALES VOLUMES. THESE STATEMENTS MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  HOWEVER, THESE INCREASES MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET OR MAY NOT CONTINUE TO INCREASE OR BE SUSTAINED.  ALSO, IMPROVEMENTS IN THE U.S. ECONOMY OR IN THE TRUCKING AND TRAVEL CENTER INDUSTRIES MAY NOT CONTINUE, WHICH MAY CAUSE TA’S FUEL AND NONFUEL SALES VOLUMES TO DECLINE.  IN FACT, CONCERNS THAT THE U.S. ECONOMY MAY BE ENTERING ANOTHER RECESSION HAVE INCREASED RECENTLY;

•                  THIS PRESS RELEASE STATES THAT TA’S BUSINESS REQUIRES REGULAR CAPITAL EXPENDITURES.  THE AMOUNT AND TIMING OF CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT. SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED. CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED. SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED. AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE TA TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE;

•                  THIS PRESS RELEASE STATES THAT DURING THE NINE MONTHS ENDED SEPTERMBER 30, 2011, TA SOLD TO HPT CERTAIN IMPROVEMENTS THAT TA PREVIOUSLY MADE TO PROPERTIES IT LEASES FROM HPT.  THIS STATEMENT MAY IMPLY THAT TA WILL CONTINUE TO COMPLETE SIMILAR SALES IN THE FUTURE.  IN FACT HPT IS NOT REQUIRED TO FUND TA’S CAPITAL EXPENDITURES AND IT MAY BE UNWILLING OR UNABLE TO DO SO, AND

•                  THIS PRESS RELEASE STATES THAT IN OCTOBER 2011 TA ENTERED INTO AN AMENDED AND RESTATED CREDIT FACILITY OF $200 MILLION.  HOWEVER, TA’S BORROWING AVAILABILITY WILL BE SUBJECT TO TA HAVING QUALIFIED COLLATERAL, WHICH IS BASED PRIMARILY ON ELIGIBLE CASH, ACCOUNTS RECEIVABLE AND INVENTORIES THAT VARY IN AMOUNT FROM TIME TO TIME.  AS SUCH, TA’S BORROWING AVAILABILITY AT ANY TIME MAY BE LESS THAN $200 MILLION.  FOR EXAMPLE, THE MAXIMUM AMOUNT AVAILABLE UNDER TA’S CREDIT FACILITY BASED ON QUALIFYING COLLATERAL AS OF SEPTEMBER 30, 2011, WOULD HAVE BEEN APPROXIMATELY $145 MILLION.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA AND ITS FRANCHISEES AND TENANTS;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  FURTHER, IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION; AND

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME TA MAY GENERATE.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS ACCUMULATED SIGNIFICANT NET LOSSES SINCE IT BECAME A PUBLICLY OWNED COMPANY IN 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO GENERATE NET INCOME, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND “RISK FACTORS”, AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2011.  COPIES OF TA’S ANNUAL AND QUARTERLY REPORTS ARE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2011	2010
Revenues:
Fuel	$1,734,621	$1,192,949
Nonfuel	348,790	316,639
Rent and royalties	3,874	3,522
Total revenues	2,087,285	1,513,110

Cost of goods sold (excluding depreciation):
Fuel	1,653,299	1,118,307
Nonfuel	152,780	134,520
Total cost of goods sold (excluding depreciation)	1,806,079	1,252,827

Operating expenses:
Site level operating	176,274	160,500
Selling, general & administrative	22,360	20,465
Real estate rent	48,202	58,595
Depreciation and amortization	11,831	10,611
Total operating expenses	258,667	250,171

Income from operations	22,539	10,112

Equity in income of equity investees	497	467
Interest income	319	311
Interest expense	(2,438)	(6,181)
Income before income taxes	20,917	4,709
Provision for income taxes	259	243
Net income	$20,658	$4,466

Net income per share:
Basic and diluted	$0.74	$0.26
Weighted average shares outstanding:
Basic and diluted	28,053	17,324

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2011	2010
Revenues:
Fuel	$4,989,927	$3,512,206
Nonfuel	963,676	878,821
Rent and royalties	10,753	10,193
Total revenues	5,964,356	4,401,220

Cost of goods sold (excluding depreciation):
Fuel	4,761,943	3,312,619
Nonfuel	415,348	370,279
Total cost of goods sold (excluding depreciation)	5,177,291	3,682,898

Operating expenses:
Site level operating	511,035	470,487
Selling, general & administrative	65,768	59,844
Real estate rent	143,339	175,675
Depreciation and amortization	34,640	31,310
Total operating expenses	754,782	737,316

Income (loss) from operations	32,283	(18,994)

Equity in income of equity investees	714	768
Acquisition costs	(446)	—
Interest income	655	912
Interest expense	(6,910)	(17,576)
Income (loss) before income taxes	26,296	(34,890)
Provision for income taxes	710	687
Net income (loss)	$25,586	$(35,577)

Net income (loss) per share:
Basic and diluted	$1.13	$(2.06)
Weighted average shares outstanding:
Basic and diluted	22,687	17,297

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$130,541	$125,396
Accounts receivable (less allowance for doubtful accounts of $2,320 and $2,023 as of September 30, 2011, and December 31, 2010, respectively)	153,453	82,374
Inventories	156,596	139,810
Other current assets	63,529	54,596
Total current assets	504,119	402,176

Property and equipment, net	469,309	438,649
Intangible assets, net	23,380	25,749
Other noncurrent assets	29,342	27,515
Total assets	$1,026,150	$894,089

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$149,243	$110,228
Current HPT Leases liabilities	24,662	25,660
Other current liabilities	119,593	104,283
Total current liabilities	293,498	240,171

Noncurrent HPT Leases liabilities	363,367	367,845
Other noncurrent liabilities	38,024	34,768
Total liabilities	694,889	642,784

Shareholders’ equity	331,261	251,305
Total liabilities and shareholders’ equity	$1,026,150	$894,089

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Calculation of EBITDAR:(1)
Net income (loss)	$20,658	$4,466	$25,586	$(35,577)
Add: income taxes	259	243	710	687
Add: depreciation and amortization	11,831	10,611	34,640	31,310
Deduct: interest income	(319)	(311)	(655)	(912)
Add: interest expense(2)	2,438	6,181	6,910	17,576
Add: real estate rent expense(3)	48,202	58,595	143,339	175,675
EBITDAR(3)	$83,069	$79,785	$210,530	$188,759

(1)    TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand TA’s financial performance, including comparing its performance between periods.  EBITDAR is not a measure determined according to GAAP and this information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)    Interest expense included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

HPT rent classified as interest expense	$1,921	$2,186	$5,763	$6,558
Interest on deferred rent payable to HPT	—	3,750	—	9,900
Amortization of deferred financing costs	72	72	214	214
Other	445	173	933	904
	$2,438	$6,181	$6,910	$17,576

(3)    Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash under its leases.  Cash paid under real property lease agreements was $51,778 and $50,084 during the three month periods ended September 30, 2011 and 2010, respectively, while the total rent amounts expensed during the quarters ended September 30, 2011 and 2010, were $48,202 and $58,595, respectively.  Cash paid under lease agreements was $155,635 and $147,383 during the nine month periods ended September 30, 2011 and 2010, respectively, while the total rent amounts expensed during the nine months ended September 30, 2011 and 2010, were $143,339 and $175,675, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010.  The rent payments to HPT that TA deferred in 2010 were recognized in expense in 2010 under GAAP although they were not paid in cash.  Further, during 2010 TA paid interest to HPT monthly in arrears on the deferred rent obligation at a rate of 1% per month.  A reconciliation of these amounts is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Cash payments to HPT for rent and interest on deferred rent obligation	$49,313	$47,646	$148,278	$140,063
Other cash rental payments	2,465	2,438	7,357	7,320
Total cash payments under real property leases	51,778	50,084	155,635	147,383
Adjustments for:
Noncash straight line rent accrual – HPT	408	1,628	1,144	5,430
Noncash straight line rent accrual – other	67	57	163	185
Rent expensed but not paid pursuant to deferral agreement	—	15,000	—	45,000
Interest paid on deferred rent obligation	—	(3,600)	(1,450)	(8,600)
Amortization of sale/leaseback financing obligation	(438)	(696)	(1,313)	(2,088)
Portion of rent payments classified as interest expense	(1,921)	(2,186)	(5,763)	(6,558)
Amortization of deferred rent obligation	(1,692)	(1,692)	(5,077)	(5,077)
Total amount expensed as rent	$48,202	$58,595	$143,339	$175,675

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on September 30, 2011, that were operated by TA since January 1, 2010.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers, per gallon data and percentage amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2011	2010	Fav/(Unfav)		2011	2010	Fav/(Unfav)
Number of company operated travel centers(2)	184	184	—		184	184	—

Total fuel sales volume (gallons)	506,746	497,971	1.8%		1,476,869	1,464,404	0.9%

Total fuel revenues	$1,618,129	$1,147,752	41.0%		$4,687,655	$3,370,717	39.1%
Total fuel gross margin	$78,570	$74,695	5.2%		$222,454	$198,441	12.1%
Total fuel gross margin per gallon	$0.155	$0.150	3.3%		$0.151	$0.136	11.0%

Total nonfuel revenues	$341,310	$315,695	8.1%		$949,764	$874,380	8.6%
Total nonfuel gross margin	$192,214	$181,557	5.9%		$540,980	$505,831	6.9%
Nonfuel gross margin percentage	56.3%	57.5%	-120	b.p.	57.0%	57.9%	-90	b.p.

Total gross margin	$270,784	$256,252	5.7%		$763,434	$704,272	8.4%
Site level operating expenses(3)	$169,546	$159,529	6.3%		$499,477	$466,804	7.0%
Site level operating expenses as a percentage of nonfuel revenues	49.7%	50.5%	80	b.p.	52.6%	53.4%	80	b.p.
Net site level gross margin in excess of site level operating expense	$101,238	$96,723	4.7%		$263,957	$237,468	11.2%

(1)                             Includes operating data of company operated travel centers only, excluding two travel centers owned by a joint venture and the travel centers operated by TA’s franchisees.  Two company operated sites were excluded from this same site comparison because they were temporarily closed during portions of the period as a result of flooding.

(2)                             Includes only those travel centers that were operated by TA during the entirety of the comparative periods presented.

(3)                             Excludes real estate rent expense.

(End)